                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                   of the Securities and Exchange Act of 1934

Filed by the Registrant                              [X]
Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

    [ ]  Preliminary Proxy Statement
    [ ]  Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2))
    [X]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
           240.14a-12

                               SVI SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

         [X]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)   Title of each class of securities to which transaction applies:
              __________________________________________________________________

         2)   Aggregate number of securities to which transaction applies:
              __________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              __________________________________________________________________

         4)   Proposed maximum aggregate value of transaction:
              __________________________________________________________________

         5)   Total fee paid:
              __________________________________________________________________

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:___________________________________________

         2)   Form, Schedule or Registration Statement Number:__________________

         3)   Filing party:_____________________________________________________

         4)   Date filed:_______________________________________________________

                                 August 30, 2002


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, September 19, 2002 at 9 a.m., Pacific Daylight Time. The meeting will be held at 5607 Palmer Way, Carlsbad, California 92008.

         The matters to be voted upon at the meeting will be:

         [ ]  The election of directors;

         [ ] Amendments to the 1998 Incentive Stock Plan ("1998 Plan") to increase the number of shares reserved under the 1998 Plan by 1,000,000 shares, and to increase the number of stock awards that may be granted to any one participant in any calendar year under the 1998 Plan from 500,000 shares to 1,000,000 shares.

         [ ] Ratification of the Company's continued engagement of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

         Please complete and sign the enclosed proxy card and return it promptly. This will ensure that your shares are represented at the meeting even if you cannot attend. Returning your proxy card to us will not prevent you from voting in person at the meeting if you are present and wish to do so.

         Thank you for your cooperation in returning your proxy card as promptly as possible. We hope to see many of you at our meeting in Carlsbad.

                               Very truly yours,


                               /s/ Barry M. Schechter

                               Barry M. Schechter
                               Chairman of the Board and Chief Executive Officer

                               SVI SOLUTIONS, INC.
                                 5607 Palmer Way
                               Carlsbad, CA 92008
                                 (877) 784-7978

                    _________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    _________________________________________

                        TO BE HELD ON SEPTEMBER 19, 2002
                    _________________________________________


TO ALL STOCKHOLDERS:

         An annual meeting of the stockholders of SVI Solutions, Inc. (the "Company") will be held on September 19, 2002 at 9 a.m., Pacific Daylight Time. The meeting will be held at 5607 Palmer Way, Carlsbad, California 92008. The following items will be on the agenda:

         1. The election of seven directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. Amendment to the 1998 Incentive Stock Plan ("1998 Plan") to increase the number of shares reserved under the 1998 Plan by 1,000,000 shares, and to increase the number of stock awards that may be granted to any one participant in any calendar year under the 1998 Plan from 500,000 shares to 1,000,000 shares;

         3. The ratification of the Company's continued engagement of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the fiscal year ending March 31, 2003; and

         4. The transaction of any other business which may properly come before the meeting.

         Only stockholders of record at the close of business on August 27, 2002 will be entitled to vote at this meeting.

         Please execute and return the accompanying proxy card as soon as possible. Any stockholder who signs and returns the accompanying proxy may revoke it at any time before it is exercised.

                                              By Order of the Board of Directors


                                              /s/ Barry M. Schechter

                                              Barry M. Schechter
                                              Chairman of the Board and
                                              Chief Executive Officer

Carlsbad, California
August 30, 2002

                               SVI SOLUTIONS, INC.
                                 5607 Palmer Way
                               Carlsbad, CA 92008
                                 (877) 784-7978

                    _________________________________________

                                 PROXY STATEMENT
                    _________________________________________


                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2002
                    _________________________________________

                 INFORMATION CONCERNING SOLICITATION AND VOTING
                    _________________________________________

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of SVI Solutions, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 19, 2002, at 9 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 5607 Palmer Way, Carlsbad, California 92008. The Company intends to mail this proxy statement and accompanying proxy card on or about August 30, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of common stock at the close of business on August 27, 2002 will be entitled to notice of and to vote at the Annual Meeting. As of that record date, the Company had outstanding and entitled to vote 28,813,304 shares of common stock.

         Each holder of record of common stock on August 27, 2002 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. If the proxy is signed and returned without any direction given, shares will be voted in accordance with the Board of Directors' recommendations. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

         Any stockholder granting a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. A proxy may be revoked by filing with the Company's Secretary at the Company's principal executive office, 5607 Palmer Way, Carlsbad, California 92008, a written revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

         If a proxy is provided but no instructions are given, the proxy will be voted FOR each director nominated by management, FOR Proposal 2 relating to the amendments to the 1998 Plan, and FOR Proposal 3 relating to ratification of the Company's continued engagement of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent auditors for the fiscal year ending March 31, 2003.

STOCKHOLDER PROPOSALS

         Stockholder proposals for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission must be received at the Company's principal executive office, 5607 Palmer Way, Carlsbad, California 92008, by May 2, 2003. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than June 21, 2003 nor earlier than May 22, 2003. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         There are seven nominees for the seven Board of Director positions as fixed by the Board of Directors. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company.

         Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

       NAME                          AGE               POSITION
Barry M. Schechter                   48        Chairman, Chief Executive Officer
                                               and Director

Arthur S. Klitofsky                  48        Vice President and Director

Donald S. Radcliffe                  57        Director

Ivan M. Epstein                      41        Director

Michael Silverman                    57        Director

Ian Bonner                           47        Director

Robert P. Wilkie                     32        Director

         Barry M. Schechter has been the Chairman of the Board of the Company since February 1994. He has been the Chief Executive Officer of the Company since October 2001 and also held such position from February 1994 to January 2001. He also has been Chief Executive Officer of the Company's predecessor and wholly-owned subsidiary, Sabica Ventures, Inc., from its inception in February 1990. Mr. Schechter is a director of Integrity Software, Inc. Mr. Schechter is a Chartered Accountant (South Africa).

         Arthur Klitofsky has been Vice President and a director of the Company since February 1994. He has been President of the Company's SVI Training Products, Inc. subsidiary since 1991. From 1985 to 1991, he was Managing Director of Punch Line Columbia Training Ltd., which became the largest computer education company in South Africa. Mr. Klitofsky has a Bachelor of Science Degree in Electrical Engineering from the University of Witwatersrand, Johannesburg, South Africa and a Bachelor in Accounting Science Degree from the University of South Africa.

         Donald S. Radcliffe became a director of the Company in May 1998. He has been President of Radcliffe & Associates since 1990. Radcliffe & Associates provides financial consulting services to public companies, and currently provides financial advisory and public relations services to the Company. Since 1984 he has also been Executive Vice President and Chief Operating and Financial Officer of World-Wide Business Centres, which is a privately held operator of shared office space facilities. Mr. Radcliffe is a director of Integrity Software, Inc. Mr. Radcliffe received a B.S. from Lehigh University and an M.B.A. from Dartmouth College. He is a certified public accountant and a member of the Audit Committee.

         Ivan M. Epstein became a director of the Company in May 1998. He is the Chief Executive Officer and Chairman of Softline Limited ("Softline"), which he co-founded in 1988. Softline is listed in the Information Technology sector of the Johannesburg Stock Exchange (JSE:SFT) and is one of the leading accounting software vendors in the world. Softline is deemed the beneficial owner of 56.6% of the outstanding common stock of the Company.

         Michael Silverman became a director in January 2001. Mr. Silverman founded Advanced Remote Communication Solutions, Inc. (formerly known as Boatracs, Inc.) in 1990. He served as its Chairman until May 2002, and as Chief Executive Officer and President until October 1997, and from November 1999 to May 2002. Mr. Silverman is a Chartered Accountant (South Africa) and has an M.B.A. from Stanford University. Mr. Silverman is a member of the Audit and Compensation Committees.

         Ian Bonner became a director in May 1998. He is President and Chief Executive Officer of Terraspring, Inc., a software and Internet infrastructure company. From 1993 until April 2001, he held various positions with IBM Corporation, including Vice President of Partner Marketing and Programs for the IBM/Lotus/Tivoli Software Group. His responsibilities included the development and implementation of marketing campaigns and programs designed to serve the business partners of IBM, Lotus and Tivoli, including major accounts, independent software vendors and global systems integrators. He also oversaw the IBM BESTeam and the Lotus Business Partner programs which are designed to provide enhanced opportunities, including education, marketing and training support, to qualified providers of IBM's and Lotus's portfolio of network solutions. Mr. Bonner received a Bachelor of Commerce from the University of the Witwatersrand in 1976 and a graduate degree in Marketing Management and Market Research and Advertising from the University of South Africa in 1978. Mr. Bonner is a member of the Audit and Compensation Committees.

         Robert P. Wilkie became a director in June 2002. He is the Group Financial Director and director of Softline, which he joined in 1997 as controller. Mr. Wilkie is responsible for operational fiscal discipline, group treasury and financial reporting across Softline. Mr. Wilkie received a Bachelor of Commerce from the University of Cape Town in 1989 and Bachelor of Accounting from the University of Witwatersrand in 1992. Mr. Wilkie is a Chartered Accountant (South Africa).

         There are no family relationships among the directors. There are no arrangements or understandings between any director and any other person pursuant to which that director was or is to be elected.

COMMITTEES AND MEETINGS

         During fiscal year 2002, the Board of Directors met three times and acted by unanimous written consent seven times. No director attended less than 75% of the total of Board and committee meetings held during the director's tenure on the Board and its committees. The Board of Directors has a Compensation Committee and an Audit Committee.

         The Board of Directors formed a Compensation Committee in April 1998. The Compensation Committee's primary function is to establish the Company's compensation policies and recommend to the Board the compensation arrangements for senior management and directors. The Compensation Committee also recommends the adoption of compensation plans in which officers and directors are eligible to participate and the granting of stock options or other benefits to executive officers. The Compensation Committee is composed entirely of independent directors (as "independence" is defined in Section 121(A) of the listing standards of the American Stock Exchange). Current members of the Compensation Committee are Ian Bonner and Michael Silverman. The Compensation Committee met two times during the fiscal year.

         The Board of Directors also formed an Audit Committee in April 1998. The purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities for financial reporting by the Company. The Audit Committee recommends the engagement and discharge of independent auditors, reviews with independent auditors the audit plan and the results of the audit, reviews the independence of the independent auditors, reviews internal accounting procedures and discharges such other duties as may from time to time be assigned to it by the Board of Directors. Current members of the Audit Committee are Ian Bonner, Donald S. Radcliffe and Michael Silverman. The Audit Committee met four times during the fiscal year.

DIRECTOR COMPENSATION

         During fiscal 2002, the Company issued options to purchase 5,000 shares of the common stock of the Company at an exercise price of $0.86 each to Barry Schechter, Arthur Klitofsky, Ian Bonner, Donald Radcliffe, Michael Silverman, Ivan Epstein and Steven Cohen in connection with their service on the Board. The Company also issued options to purchase 50,000 shares of its common stock at an exercise price of $0.86 to each of Ian Bonner, Donald Radcliffe and Michael Silverman for committee service. The options each expire on January 30, 2012 and will vest at a rate of one-third of the shares on the first anniversary of the grant, and the remaining two-thirds of the shares in 24 equal monthly installments after the first vesting date, subject to continuing service.

         On January 30, 2002, the Board adopted a plan to issue to each director who attends a Board meeting an option under the 1998 Incentive Stock Plan to purchase 5,000 shares at an exercise price equal to the fair market value on the date of the meeting.


                                   PROPOSAL 2
               APPROVAL OF AMENDMENT TO 1998 INCENTIVE STOCK PLAN

         The Compensation Committee has recommended and the Board of Directors has adopted, subject to stockholder approval, a proposal to amend the Company's 1998 Incentive Stock Plan ("1998 Plan") to (i) increase the aggregate number of shares of common stock authorized for issuance under the 1998 Plan by 1,000,000 shares, and (2) increase from 500,000 to 1,000,000 the number of shares of common stock that may be subject to options, stock bonuses, stock purchase rights and stock appreciation rights (collectively, "Stock Awards") granted to any individual in any one calendar year.

REASONS FOR THE PROPOSAL

         There are currently 5,165,872 shares of common stock reserved for issuance under the 1998 Plan. The Plan also provides that no participant in the Plan during any calendar year may receive Stock Awards for more than 500,000 shares of the Company's common stock in the aggregate. This provision is designed to permit stock option awards and stock appreciation rights to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). As of July 31, 2002, there were 1,492,607 shares of common stock available for new Stock Awards under the 1998 Plan.

         The Company believes that as its stock price and the stock prices of others in its industry have been subject to significant fluctuations in value, more flexibility should be given to the Compensation Committee to allow it to grant greater numbers of options or other stock based compensation to new or existing significant employees, directors or consultants. Accordingly, the Company believes that the aggregate number of shares available for issuance under the 1998 Plan should be increased by 1,000,000 shares and the limit on the number of shares of common stock that may be subject to grants to any individual during a year should be increased to 1,000,000 shares.

         By increasing the number of shares reserved under the 1998 Plan by 1,000,000, the total number of shares reserved for issuance thereunder will be 6,165,872 for the remainder of the current fiscal year. This amount will then be automatically increased, pursuant to the terms of the 1998 Plan, by an amount equal to the least of (i) 2% of the total number of shares of common stock outstanding on the last trading day of the fiscal year; (ii) 600,000 shares; or
(iii) the amount determined by the Board.

         On October 1, 2000, the Company entered into a three-year employment agreement with Barry M. Schechter, the Company's Chief Executive Officer and Chairman of the Board. The terms of this agreement provide that Mr. Schechter will be granted an option, on each anniversary of the date of the agreement, to purchase the number of shares of common stock determined by dividing 150% of his base compensation for the preceding year by the closing price of the Company's common stock on the anniversary date. Each option will be exercisable at the closing price on the date of grant, and will remain exercisable for ten years from such date.

         Pursuant to this formula, on October 1, 2001 Mr. Schechter became entitled to receive an option to purchase 696,394 shares of common stock at $0.70 per share. This option could not be granted for the full amount because it exceeded the 500,000 per-person share limit in the 1998 Plan. Therefore, Mr. Schechter's option grant for that year was limited to 500,000 shares. The Compensation Committee is currently discussing restructuring Mr. Schechter's employment agreement to base option grants on performance criteria. However, no such agreement has yet been reached, and the Company remains obligated under the current terms until such an agreement is reached. Under the current terms of the agreement, and based on the current market price of the Company's common stock, the option that Mr. Schechter would be entitled to receive on October 1, 2002 is likely to exceed 1,000,000 shares. Although raising the per-person limit to 1,000,000 shares may not allow the Company to grant Mr. Schechter an option for the total number of shares to which he would be entitled under his employment agreement, the Company believes it is in its best interest to be in a position to comply as closely as possible with the terms of such employment agreement unless and until it is restructured.

         Because of the Company's existing contractual obligation to issue options to Mr. Schechter under his employment agreement, the Company believes it will require the availability of additional shares under the Plan in order to have sufficient shares remaining under the 1998 Plan to provide adequate incentives and rewards for other employees, directors or consultants.

         The Company has no present intention of granting a Stock Award that would exceed the 500,000 share limit other than pursuant to Mr. Schechter's employment agreement if it is not restructured.

         The Company's common shares are listed on the American Stock Exchange. Under the rules of the American Stock Exchange, the Company generally must obtain stockholder approval as a condition to listing shares reserved for options granted or to be granted to officers, directors or key employees. Stockholder approval is not required when:

o such options are issued to an individual, not previously employed by the company, as an inducement essential to entering into a contract of employment, provided that the potential issuance of shares pursuant to such options does not exceed 5% of the issuer's outstanding common stock; or

o such options are to be granted under a plan or arrangement in which all, or substantially all, of the company's employees participate, in a fair and equitable manner; or

o such options are to be granted under a plan or arrangement for officers, directors or key employees provided such incentive arrangements do not authorize the issuance of more than 5% of outstanding common stock in any one year and provided that all arrangements adopted without stockholder approval in any five-year period do not authorize, in the aggregate, the issuance of more than 10% of such common stock.

         The Company has historically complied with these rules by granting options to existing officers, directors and key employees under stockholder-approved plans.(1) This strategy has permitted those persons who are employees to receive tax-preferred incentive stock options (see "Federal Income Tax Information" below), and has permitted the classification of such options as performance-based compensation under Section 162(m) of the Code where such grants were otherwise in compliance with such Code section.

         If this Proposal 2 is not approved by the stockholders, the Company's ability to comply with its employment agreement with Mr. Schechter, and to provide adequate equity incentives to other current and future employees and officers of the Company in the most tax preferred manner may be jeopardized. In the event of non-approval, the Company will consider other means to comply with its obligations under Mr. Schechter's employment agreement and to be able to provide adequate equity incentives to other key persons.

         VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve these amendments to the 1998 Plan submitted for stockholder approval. Abstentions will be counted toward the tabulation of votes cast in proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

         The essential features of the 1998 Plan, as amended, are outlined below:

         GENERAL

         Employees, directors and consultants to the Company and its parents and subsidiaries are eligible to participate in the 1998 Plan. The purpose of the 1998 Plan is to give employees, directors and consultants of the Company and its subsidiaries an opportunity to benefit from increases in the value of the Company's common stock. The Company believes that the 1998 Plan will help the Company to secure and retain the services of highly qualified individuals, and to provide incentives to eligible persons to exert maximum efforts toward the success of the Company.

         The 1998 Plan provides for the granting of: (i) incentive stock options ("ISOs"), (ii) nonqualified stock options ("NSOs"), (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights (collectively, "Stock Awards"). Only employees are eligible to receive ISOs and stock appreciation rights connected with ISOs. All other Stock Awards may be awarded to employees, directors and consultants.

--------
(1) In connection with the employment of Thomas A. Dorosewicz as Chief Executive Officer in January 2001, the Company granted Mr. Dorosewicz an option to purchase 300,000 shares of common stock at $0.95 per share. This option was granted outside the 1998 Plan so as not to exceed the 500,000 share per-person limit, and was permitted under the exception to American Stock Exchange stockholder approval rules for grants to new employees as an essential inducement to entering into a new contract of employment. This option terminated without exercise as a result of Mr. Dorosewicz's resignation from the Company in October 2001.

         STOCK SUBJECT TO THE 1998 PLAN AND PER PERSON LIMITATIONS

         An aggregate of 5,165,872 shares of common stock are currently reserved for issuance under the 1998 Plan. In addition, the 1998 Plan provides for automatic annual increases in the number of shares reserved for issuance thereunder equal to the least of (i) 2% of the total number of shares of common stock outstanding on the last trading day of the fiscal year; (ii) 600,000 shares; or (iii) the amount determined by the Board. An automatic increase of 565,872 shares was effected pursuant to this provision on April 1, 2002. If Proposal 2 is approved, the number of shares reserved for issuance under the 1998 Plan will be increased by 1,000,000 shares and the limit on the number of shares of common stock that may be subject to Stock Awards granted to any individual during a year will be increased from 500,000 to 1,000,000.

          As of July 31, 2002, options covering an aggregate of 3,642,890 shares of the Company's common stock were outstanding under the 1998 Plan and 1,492,607 shares remain available for future stock awards.

         ADMINISTRATION

         The Board of Directors administers the 1998 Plan, but the Board may, in its discretion, delegate administration of the plan to one or more committees of one or more members of the Board. Subject to the provisions of the 1998 Plan, the Board or such committee will have complete discretion in determining the recipients of, terms and conditions for and number of Stock Awards granted under the plan. The Board has delegated administration of the Plan to the Compensation Committee.

         INCENTIVE AND NONQUALIFIED STOCK OPTIONS

         ISOs granted under the 1998 Plan must be granted with an exercise price of at least the fair market value of the common stock on the date of grant. NSOs must have an exercise price of at least 85% of the fair market value of the common stock on the date of the grant. Options granted to recipients who own 10% or more of the Company's outstanding common stock must have an exercise price of at least 110% of the fair market value of the common stock.

         Options must have a term of ten years or less, except options granted to 10% or greater stockholders, which must have a term of five years or less. Vesting provisions for options granted under the 1998 Plan may vary but in each case will provide for the vesting of at least 20% of the total number of shares subject to the option per year. Upon termination of the option holder's status as an employee, consultant or director of the Company, the holder may exercise his or her then vested options for a period after termination as determined by the Board. The period must be at least three months, but will not extend beyond the expiration date of the option. If the termination is due to the death or disability of the option holder, the exercise period must be at least one year following death or disability, but will not extend beyond the expiration date of the option.

         The option holder may pay the exercise price for options in cash, or in the discretion of the Board, by any of the following methods:

         o    Delivery of other shares of common stock of the Company.

         o    According to a preferred payment schedule or other arrangement.

         o Surrender of a sufficient number of options which have "built in gain" equal to the exercise price of the options exercised. Built in gain means the difference between the fair market value on the exercise date and the exercise price.

         o    Any other legal form of payment approved by the Board.

         Tax rules applicable to ISOs may limit the availability of some of these payment methods.

         Options granted under the 1998 Plan are generally not transferable except upon death or divorce, except that NSOs may be transferred by employees pursuant to (i) a transfer under a domestic relations order in settlement of marital property rights, (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the employee) in exchange for an interest in that entity, or (iii) by gift to a family member.

         The 1998 Plan allows option holders to satisfy tax withholding obligations relating to the exercise of an option, to the extent permitted by the option agreement, by paying the withholding tax in cash, by allowing the Company to withhold shares issuable upon exercise, or by delivering other unencumbered shares of common stock to the Company.

         STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

         The 1998 Plan also provides for the granting of stock bonuses and purchases of restricted stock. The Board or committee administering the 1998 Plan will establish the terms and conditions of these grants and purchases, subject to the following conditions. The purchase price under each stock purchase agreement must be at least 85% of the fair market value of the stock on the date such award is made. Stock purchase agreements in favor of 10% or greater stockholders must have a purchase price at least equal to 100% of the fair market value of the stock on the date of the award. Stock bonuses may be awarded pursuant to a stock bonus agreement in consideration for past services rendered to the Company. Rights under a stock bonus or restricted stock purchase agreement will not be transferable except by employees pursuant to (i) a transfer under a domestic relations order in settlement of marital property rights, (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the employee) in exchange for an interest in that entity, or (iii) by gift to a family member. In the event of the recipient's termination of status as an employee, director or consultant to the Company, the Company may repurchase or otherwise reacquire all shares held by such recipient which have not vested at the date of termination, pursuant to the terms of the stock bonus or restricted stock purchase agreement.

         STOCK APPRECIATION RIGHTS

         The 1998 Plan also provides for the grant of stock appreciation rights ("SARs") to employees, directors or consultants of the Company. SARs entitle the holder to a distribution based on the appreciation in the fair market value of a designated amount of stock. Three types of SARs are authorized for issuance under the 1998 Plan: tandem, concurrent and independent SARs.

         Tandem SARs are granted together with an option and require the holder to elect between the exercise of the underlying option or receipt of the distribution under the SAR. Tandem stock appreciation rights may be tied to either ISOs or NSOs and will be subject to the same terms and conditions as the option to which the SAR pertains.

         Concurrent SARs are granted with an option and are automatically exercised when the option is exercised, entitling the holder to the distribution under the SAR. Concurrent rights may be tied to any or all shares subject to any ISO or NSO and will be subject to the same terms and conditions as the option to which the SAR pertains.

         Independent SARs may be granted independently of any option. Independent SARs will be denominated in share equivalents and will be subject to the same terms and conditions applicable to NSOs.

         CANCELLATION AND RESCISSION OF STOCK AWARDS

         The 1998 Plan, as amended, provides that the Board of Directors or a committee thereof has the authority to cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred stock awards at any time if a participant is not in compliance with all applicable provisions of the stock award agreement and the 1998 Plan or if the participant engages in any detrimental activity. Detrimental activity includes without limitation, competing with the Company; disclosing confidential information; failure to disclose and assign inventions or ideas to the Company conceived during employment; activities that result in termination for cause; and violations of rules, policies or procedures of the Company. These provisions only apply to Stock Awards granted after August 18, 2000.

         FEDERAL INCOME TAX INFORMATION

         INCENTIVE STOCK OPTIONS. Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

         There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

         If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

         Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

         To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

         NONQUALIFIED STOCK OPTIONS, RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Nonqualified stock options, restricted stock purchase awards and stock bonuses granted under the 1998 Plan generally have the following federal income tax consequences.

         There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

         Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Securities Exchange Act of 1934.

         STOCK APPRECIATION RIGHTS. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

         POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

         Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

         Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount or formula used to calculate the amount payable upon attainment of the performance goal.)

         NEW PLAN BENEFITS.

         The following table sets forth the number of Stock Awards that may be received by or allocated to each of the named individuals under the 1998 Plan in the future, assuming the amendments in Proposal 2 are approved by stockholders, and the additional number of Stock Awards that would have been received had such amendments been in effect for the last completed fiscal year. The Compensation Committee has discretion to issue additional options to persons and classes of persons named below from time to time, subject to the terms and conditions of the 1998 Plan, but except as indicated below, the amounts of such Stock Award grants are not currently determinable.

                                NEW PLAN BENEFITS

                                             1998 Incentive Stock Plan
                                             -------------------------


                                                               In last completed
                                                                 fiscal year if
                                                                 amendments were
                                           In future periods       in effect
                                           -----------------       ---------

Name and Position                          Number of Shares     Number of Shares
-----------------                          ----------------     ----------------
Barry M. Schechter                                       (1)          696,394(3)
Chief Executive Officer and
Chairman of the Board

Thomas A. Dorosewicz                                      0                   0
Former Chief Executive Officer

Arthur S. Klitofsky                        Not determinable                   0
President of SVI Training

Coleen K. McNally                          Not determinable                   0
Chief Operating Officer of
Island Pacific

Jackie O. Tran                             Not determinable                   0
Controller

Graham Brown                                              0                   0
Chief Executive Officer of
SVI Store Solutions

Kevin M. O'Neill                                          0                   0
Former Chief Financial Officer

William Farrant                                           0                   0
Former Executive Vice President
and General Manager of
SVI Retail, Inc.

Executive Group                                          (1)            696,394

Non-Executive Director Group             Not determinable(2)                  0

Non-Executive Officer Employee Group       Not determinable                   0

(1) Pursuant to a three-year employment agreement with the Company dated October 1, 2000, Mr. Schechter is entitled to receive on each anniversary of the date of the agreement, an option to purchase a number of shares of common stock determined by dividing 150% of his base compensation for the preceding year by the closing price of the Company's common stock on the anniversary date. The share amount subject to the option he will receive on October 1, 2002 and October 1, 2003 cannot be calculated at this time. Since the recent market price of the Company's common stock has been $0.30 per share, the share amount could be in excess of the 1,000,000 share per-person limitation proposed, which would result in Mr. Schechter receiving an option on October 1, 2002 to purchase 1,000,000 shares less the number of shares subject to other options granted to Mr. Schechter during calendar year 2002 under the 1998 Plan in his capacity as a director.

(2) On January 30, 2002, the board adopted a plan to issue to each director who attends a Board meeting an option under the 1998 Plan to purchase 5,000 shares of common stock. The number of options to be issued under this arrangement will depend on the number of directors from time to time, the number of Board meetings, and the attendance of directors at Board meetings.

(3) Under the formula in Mr. Schechter's employment agreement, he was entitled to receive an option to purchase 696,394 shares of common stock on October 1, 2001. As a result of the per-person limitation currently contained in the 1998 Plan, Mr. Schechter received an option to purchase only the 500,000 shares allowed by the 1998 Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

         The Company has two equity incentive plans under which equity securities are or have been authorized for issuance to employees or directors: the Incentive Stock Option Plan ("1989 Plan"), which terminated in October 1999, but under which options remain outstanding, and the 1998 Plan. Both the 1989 Plan and the 1998 Plan have been approved by the Company's stockholders. In addition, from time to time the Company issues non-employee options and warrants to service providers to purchase shares of common stock, and these grants have not been approved by the Company's stockholders. The following table gives information as of March 31, 2002.

          Plan category              Number of securities to be       Weighted-average        Number of securities
                                      issued upon exercise of         exercise price of      remaining available for
                                   outstanding options, warrants    outstanding options,      future issuance under
                                             and rights              warrants and rights       equity compensation
                                                                                                plans (excluding
                                                                                             securities reflected in
                                                                                                   column (a))
                                                (a)                          (b)                       (c)
---------------------------------- ------------------------------- ------------------------ --------------------------
Equity compensation plans                     4,485,889                      $2.05                  710,791(1)
approved by security holders
---------------------------------- ------------------------------- ------------------------ --------------------------

Equity compensation plans not                 2,092,481(2)                   $2.68                       --
approved by security holders
---------------------------------- ------------------------------- ------------------------ --------------------------

Total                                         6,578,370                      $2.25                  710,791
---------------------------------- ------------------------------- ------------------------ --------------------------

(1) Does not include an automatic increase of 565,872 shares available for issuance under the 1998 Plan, which occurred April 1, 2002. As of April 1, 2001, the Company had 1,289,626 shares available for grant under the 1998 Plan.

(2) Consists of individual non-employee option and warrant grants to service providers approved by the Board from time to time. Includes warrants to purchase 291,667 shares which were cancelled in April 2002 due to termination of a service contract.

                                   PROPOSAL 3
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Singer Lewak Greenbaum & Goldstein LLP ("Singer Lewak") served as the Company's independent public accountants for the fiscal year ended March 31, 2002. The Company's Audit Committee and the Board of Directors intend to continue the engagement of Singer Lewak for the fiscal year ending March 31, 2003.

         Although not required by law, management is asking the stockholders to ratify the engagement of Singer Lewak. The Company does not expect a representative of Singer Lewak to be present at the meeting.

         AUDIT FEES

         During the fiscal year ended March 31, 2002, the aggregate fees billed by Singer Lewak for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $100,264.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended March 31, 2002, there were no fees billed by Singer Lewak for information systems design and implementation.

         ALL OTHER FEES

         During the fiscal year ended March 31, 2002, the aggregate fees billed by Singer Lewak for all other professional services rendered on behalf of the Company were $15,241.

         VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the ratification of the independent public accountants. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any other purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

         CHANGE IN ACCOUNTANTS

         On November 30, 2001, Deloitte & Touche LLP ("Deloitte & Touche"), notified the Company that they were resigning as the Company's independent certified public accountants.

         Deloitte & Touche's reports on the financial statements for the two fiscal years ended March 31, 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as noted in the following sentence. Deloitte & Touche's audit report on the financial statements for the year ended March 31, 2001, dated July 13, 2001, expressed an unqualified opinion and included an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern. Further, in connection with its audits of the Company's financial statements for the past two fiscal years and the subsequent interim period immediately preceding the date of resignation of Deloitte & Touche, the Company had no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports on the consolidated financial statements of the Company.

         On December 5, 2001, the Company engaged Singer Lewak as its new independent auditors. Singer Lewak previously audited the Company's financial statements for the fiscal years ended March 31, 1998 and September 30, 1997, 1996, 1995 and 1994. The decision to engage Singer Lewak was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table shows beneficial ownership of shares of the Company's common stock as of July 31, 2002 (except as otherwise stated below)
(i) by all persons known by the Company to beneficially own more than 5% of such stock and (ii) by each director, each of the named executive officers, and all directors and executive officers as a group. Except as otherwise specified, the address for each person is 5607 Palmer Way, Carlsbad, California 92007. As of July 31, 2002, there were 28,813,304 shares of common stock outstanding. Each of the named persons has sole voting and investment power with respect to the shares shown (subject to community property laws), except as stated below.


          Name and Address of       Amount and Nature of
          Beneficial Owner (1)      Beneficial Ownership        Percent of Class

Softline Limited                         26,755,777 (2)               56.6%
16 Commerce Crescent
Eastgate Extension 13
Sandton 2148
South Africa

Claudav Holdings Ltd. B.V.                6,139,511 (3)               20.8%
9 Rue Charles Humbert
1205 Geneva
Switzerland

The Ivanhoe Irrevocable Trust             6,139,511 (3)               20.8%

Barry M. Schechter                        6,139,511 (3)               20.8%

ICM Asset Management, Inc.                7,224,922 (4)               22.5%
601 W. Main Ave., Suite 600
Spokane, WA  99201

Thomas A. Dorosewicz                         36,407                    < 1%

Arthur S. Klitofsky                         397,980 (5)                1.4%

Coleen K. McNally                            14,639 (6)                < 1%

Graham Brown                                132,500 (6)                < 1%

Jackie O. Tran                               36,916 (7)                < 1%

Kevin M. O'Neill                                  0                    0.0%

William Farrant                                   0                    0.0%

Donald S. Radcliffe                         769,900 (8)                2.6%
575 Madison Avenue
New York, NY 10022

Michael Silverman                            16,000 (9)                < 1%
10675 Sorrento Valley Road, Suite 200
San Diego, CA  92121

Ian Bonner                                   32,000 (6)                < 1%
5527 Inverrary Court
Dallas, Texas 75287

Ivan M. Epstein                             105,000 (6)                < 1%
2 Victoria
Eastgate Extension 13
Sandton 2148
South Africa

Robert P. Wilkie                                  0                    0.0%
16 Commerce Crescent
Eastgate Extension 13
Sandton 2148
South Africa

All directors and executive officers      7,644,446 (10)              25.2%
as a group (10 persons)


     (1) This table is based on information supplied by officers, directors and principal stockholders, except for information concerning Mr. Dorosewicz, which is based on information from the Company's transfer agent. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of, such shares.

     (2) Includes 61,812 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002 and 18,365,250 shares obtainable upon conversion of Series A Convertible Preferred Stock. The nine directors of the Softline Limited board are Ivan M. Epstein, Steven Cohen, Carlos Soares dos Santos, Eric Ellerine, Mac Maharaj, Robert Wilkie, Gerald Rubenstein, John Copelyn and Marcel Golding. Mr. Epstein serves as Chief Executive Officer, Mr. Cohen serves as Chief Operating Officer, and Mr. Wilkie serves as Group Financial Director. Each of the foregoing persons disclaims beneficial ownership of the shares and options held by Softline.

     (3) Claudav Holdings Ltd. B.V., the Ivanhoe Irrevocable Trust and Barry M. Schechter may be deemed a group pursuant to Rule 13d-5 promulgated under the Exchange Act. Claudav holds 2,224,500 shares, for which it shares voting power with Mr. Schechter pursuant to a proxy. Claudav is managed by Erwin Wachter, Trustee. Mr. Wachter therefore shares beneficial ownership with Mr. Schechter of the shares held by Claudav. Ivanhoe holds 3,100,000 shares for which it shares voting and investment power with Mr. Schechter pursuant to Mr. Schechter's position as a trustee. Includes 2,000 shares held by Mr. Schechter's minor children and 749,711 shares issuable upon exercise of options of Mr. Schechter exercisable within 60 days of July 31, 2002. Excludes 10,000 shares held by Mr. Schechter's spouse, for which Mr. Schechter disclaims beneficial ownership.

     (4) Includes 2,590,321 shares held by Koyah Leverage Partners, L.P., 36,710 shares held by Raven Partners, L.P. and 634,136 shares held by Koyah Partners, L.P. Also includes 1,257,925 shares pursuant to outstanding warrants and 1,562,500 shares obtainable upon conversion of convertible notes held by Koyah Leverage Partners, L.P., 309,784 shares pursuant to outstanding warrants and 312,500 shares obtainable upon conversion of convertible notes held by Koyah Partners, L.P., and 12,535 shares pursuant to outstanding warrants and 208,334 shares obtainable upon conversion of convertible notes held by Raven Partners, L.P. Koyah Ventures, LLC is the general partner of Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and investment power over shares held by all three entities. ICM Asset Management, Inc. is the investment advisor to Koyah Leverage Partners, L.P., Koyah Partners, L.P. and Raven Partners, L.P., and as a result has shared voting and investment power over shares held by all three entities. Also includes 300,717 shares held by other clients of ICM Asset Management, Inc. ICM Asset Management, Inc. has discretionary authority over shares held by these other clients and as a result has shared voting and investment power over these shares. James M. Simmons is the managing member of Koyah Ventures, LLC and the chief investment officer and controlling shareholder of ICM Asset Management, Inc. and as a result has shared voting and investment power over shares held by Koyah Leverage Partners, L.P., Koyah Partners, L.P., Raven Partners, L.P., ICM Asset Management, Inc. and the other clients of ICM Asset Management, Inc. Each of these entities or persons disclaims beneficial ownership in these securities except to the extent of such entity's or person's pecuniary interest in these securities and disclaims membership in a group with any other entity or person within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934.

     (5) Includes 135,080 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002.

     (6) Consists of outstanding options exercisable within 60 days of July 31, 2002.

     (7) Includes 26,416 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002.

     (8) Includes 320,000 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002. Also includes 14,100 shares held by an entity for which Mr. Radcliffe has sole voting and investment power. Also includes an aggregate of 82,100 shares held by three entities for which Mr. Radcliffe has shared voting and investment power. Excludes 124,500 shares held by Mr. Radcliffe's spouse, for which Mr. Radcliffe disclaims beneficial ownership.

     (9) Includes 10,000 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002.

     (10) Includes 1,525,346 shares pursuant to outstanding options exercisable within 60 days of July 31, 2002.

                       COMPLIANCE WITH SECTION 16(a) UNDER
                       THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a class of the Company's securities registered under Section 12 of the Exchange Act to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended March 31, 2002, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with the SEC, except Kevin O'Neill, Jackie Tran, Coleen McNally and Graham Brown, each of whom were late in filing initial Form 3 reports; Ivan Epstein, Steven Cohen, Ian Bonner and Michael Silverman, each of whom were late in filing Form 5 reports reporting a single grant of an option to each such individual; ICM Asset Management, Inc., which filed late one Form 4 report covering two transactions; and Softline Limited, which has not to date filed a Form 4 reflecting the recapitalization transactions described below under "Certain Relationships and Related Transactions."


                               EXECUTIVE OFFICERS

         The executive officers of the Company, the positions held by them and their ages as of July 31, 2002 are as follows:

       NAME                       AGE                      POSITION
Barry M. Schechter                 48              Chairman, Chief Executive
                                                   Officer and Director

Arthur S. Klitofsky                48              President, SVI Training
                                                   Products, Inc., and Director

Coleen K. McNally                  43              Chief Operating Officer of
                                                   Island Pacific

Jackie O. Tran                     33              Controller


         For the biographical summaries of Barry M. Schechter and Arthur Klitofsky, see "Election of Directors."

         Coleen K. McNally became Chief Operating Officer of the Island Pacific business unit of the Company in January 2002. Prior to such appointment, Ms. McNally held various positions within Island Pacific since 1989. Prior to joining Island Pacific, Ms. McNally held retail industry positions with retailers including Software Etc., Maurice's (a division of Amcena Corporation of New York) and B. Dalton Booksellers. Ms. NcNally has a B.S. in Business from St. Cloud State University.

         Jackie O. Tran has been the Controller of the Company since 1998. From October 2001 to August 2002, she served as Acting Chief Financial Officer as well as Controller. In her capacity as Controller Ms. Tran is the Company's chief accounting officer. From November 1993 to March 1998, Ms. Tran was controller of JMC Group, Inc., a financial services company. Ms. Tran has a B.S. in Business from San Diego State University and is a certified public accountant.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth summary information concerning the compensation for the last three fiscal years received by each person who served as Chief Executive Officer during the last completed fiscal year, the four other most highly compensated persons serving as executive officers at the end of the last completed fiscal year who earned more than $100,000 in salary and bonus in the last completed fiscal year, and two other persons who were executive officers during the last completed fiscal year and earned more than $100,000 in salary and bonus, but who were not executive officers at the end of the last completed fiscal year. These individuals are referred to as the "named executive officers."

                                              Annual Compensation                            Long Term
                                                                                           Compensation
                           -------------------------------------------------------------   -------------
                                                                                            Securities          All Other
Name and                                                                  Other Annual      Underlying        Compensation
Principal Position         Year         Salary($)         Bonus($)       Compensation($)   Options/SARs           ($)(1)
------------------         ----         ---------         --------       ---------------   ------------           ------
Barry M. Schechter         2002           337,486              --               --            505,000             4,263
Chief Executive            2001           312,492              --               --            321,429             4,995
Officer and                2000           270,000              --               --             24,750                --
Chairman of the Board

Thomas A. Dorosewicz       2002           144,826          20,193           46,139(2)              --             3,714
Former Chief               2001            55,929          37,500                             550,000               277
Executive Officer

Arthur S. Klitofsky        2002           168,000          14,700                               5,000             3,807
President of SVI           2001           152,400              --                              90,000             4,572
Training                   2000           140,400              --                              12,700                --

Coleen K. McNally          2002           175,442          33,963                              85,000             3,479
Chief Operating
Officer of Island
Pacific

Jackie O. Tran             2002           120,000          38,306                              50,000             2,814
Controller

Graham Brown               2002           114,863              --                              75,000             9,189
Former Chief
Executive Officer
of SVI Store
Solutions

                                       19


(continued)                                   Annual Compensation                            Long Term
                                                                                           Compensation
                           -------------------------------------------------------------   ------------
                                                                                            Securities          All Other
Name and                                                                  Other Annual      Underlying        Compensation
Principal Position         Year         Salary($)         Bonus($)       Compensation($)   Options/SARs           ($)(1)
------------------         ----         ---------         --------       ---------------   ------------           ------

Kevin M. O'Neill           2002           133,779          19,104                             125,000                --
Former Chief
Financial Officer

William Farrant            2002           185,455          17,500                              75,000             3,496
Former Executive           2001            11,410              --                              50,000                --
Vice President and
General Manager
of SVI Retail Inc.
__________

(1)      Consists of 401(k) matching contributions.

(2)      Includes $37,401 for San Diego housing expenses.

         The Company also provides certain compensatory benefits and other non-cash compensation to the named executive officers. Except as set forth above, the Company's incremental cost of all such benefits and other compensation paid in the years indicated to each such person was less than 10% of his or her reported compensation and also less than $50,000.

         The following table sets forth the information concerning individual grants of stock options during the last fiscal year to the named executive officers.

                                              OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential Realizable
                                                                                                       Value at Assumed
                                       Individual Grants                                                Annual Rates of
-------------------------------------------------------------------------------------------------         Stock Price
                                                                                                       Appreciation for
                                                                    Exercise or                        Option Term ($)
                          Date of        Options         % of        Base Price     Expiration    -------------------------
         Name              Grant       Granted (#)       Total        ($/Sh.)          Date            5%           10%
------------------------ ----------- ---------------- ------------ --------------- -------------- ------------- -----------
Barry M. Schechter      10/1/01         26,223(1)         0.6%         0.77        10/1/11           9,708         27,419
                        10/1/01        473,777(1)        10.4%         0.77        10/1/11         175,405        495,391
                        1/30/02          5,000(2)         0.1%         0.95        1/30/12           2,254          6,403
Arthur S. Klitofsky     1/30/02          5,000(2)         0.1%         0.86        1/30/12           2,704          6,853
Coleen K. McNally       1/30/02         85,000(2)         1.9%         0.86        1/30/12          45,972        116,503
Graham Brown             1/2/02         75,000(3)         1.7%         0.90        1/2/12 (3)       42,450        107,578
Jackie O. Tran          1/30/02         50,000(2)         1.1%         0.86        1/30/12          27,042         68,531
Kevin M. O'Neill         4/2/01         50,000(2)         1.1%         0.97        4/2/11 (4)            0              0
                        7/12/01         75,000(2)         1.7%         0.98        7/12/11(4)            0              0
William Farrant         7/12/01         75,000(2)         1.7%         0.98        7/12/11(5)            0              0

(1) Options vest on the date of grant and are subject to continuing service.

(2) Options vest as to one-third of the shares on the first anniversary of the grant and the remaining two-thirds of the shares in 24 equal monthly installments after the first vesting date, subject to continuing service.

(3) Options originally vested as to one-half of the shares on the first anniversary of the grant and the remaining one-half of the shares in 12 equal monthly installments after the first vesting date, subject to continuing service. Pursuant to the severance agreement between Mr. Brown and the Company dated July 2, 2002, the Company agreed that these options would became fully vested and would be exercisable until July 2, 2004.

(4) Mr. O'Neill resigned from his position on October 21, 2001. As a result, none of these options vested and they were terminated at fiscal year end.

(5) Mr. Farrant resigned from his position effective December 3, 2001. As a result, none of these options vested and they were terminated at fiscal year end.

         The potential realizable value is calculated based on the term of the option at its time of grant and the number of shares underlying the grant at fiscal year end. It is calculated based on assumed annualized rates of total price appreciation from the market price at the date of grant of 5% and 10% (compounded annually) over the full term of the grant with appreciation determined as of the expiration date. The 5% and 10% assumed rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projections of future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not be achieved.

         The following table sets forth the information concerning the fiscal year end value of unexercised options held by the named executive officers. None of the named executive officers exercised options during the last fiscal year.

                                         FISCAL YEAR END OPTION VALUES

                                           Number of Securities
                                          Underlying Unexercised             Value of Unexercised In-The-Money
                                           Options at FY End (#)                   Options at FY End ($)
                Name                     Exercisable/Unexercisable             Exercisable/Unexercisable (1)
--------------------------------------------------------------------------------------------------------------
         Barry M. Schechter                   749,711/262,143                               0/0
         Thomas A. Dorosewicz                       0/0                                     0/0
         Arthur S. Klitofsky                  135,080/84,620                                0/0
         Coleen K. McNally                    13,805/111,195                                0/0
         Graham Brown                         32,500/100,000                                0/0
         Jackie O. Tran                        23,916/67,584                                0/0
         Kevin M. O'Neill                           0/0                                     0/0
         William Farrant                            0/0                                     0/0

     (1) Based upon the market price of $0.67 per share, determined on the basis of the closing sale price per share of the Company's common stock on the American Stock Exchange on the last trading day of the 2002 fiscal year, less the option exercise price payable per share.

LONG-TERM INCENTIVE PLANS

         The Company does not have any long-term incentive plans, as those terms are defined in SEC regulations. During the fiscal year ended March 31, 2002, the Company did not adjust or amend the exercise price of stock options awarded to the named executive officers. The Company has no defined benefit or actuarial plans covering any named executive officer.


STOCK INCENTIVE PLANS

         The Company has two stock incentive plans. The Company's Incentive Stock Option Plan ("1989 Plan") terminated in October 1999. It provided for issuance of incentive stock options to purchase up to 1,500,000 shares of common stock to employees. 627,235 of such shares remain subject to option as of July 31, 2002. The 1989 Plan was administered by the Board of Directors, which established the terms and conditions of each option grant.

         The 1998 Incentive Stock Plan ("1998 Plan") authorizes the issuance of shares of common stock through incentive stock options, non-statutory options, stock bonuses, stock appreciation rights and stock purchase agreements. The 1998 Plan was amended in August 2000 to increase the number of shares reserved from 3,500,000 to 4,000,000. The August 2000 amendments authorized a further automatic annual increase in reserved shares to take place on the first trading day of each fiscal year. The amount of the annual increase is 2% of the total number of shares of common stock outstanding on the last trading day of the immediately prior fiscal year. The annual increase cannot however be more than 600,000 shares, and the Board may in its discretion provide for a lesser increase. The Company is now seeking an additional 1,000,000 share increase in the number of shares reserved under the 1998 Plan as described in Proposal 2. The August 2000 amendments also implemented a limit on stock awards to any one person in excess of 500,000 shares in any calendar year. The Company is now seeking to increase that limit to 1,000,000 shares as described in Proposal 2. The Company's stockholders approved the amendments at the Company's annual meeting held November 16, 2000. On April 1, 2002, the automatic increase of 565,872 shares was effected, so that the total number of shares reserved under the 1998 Plan is currently 5,165,872. The exercise price of options is determined by the Board of Directors, but the exercise price may not be less than 100% of the fair market value on the date of the grant, in the case of incentive stock options, or 85% of the fair market value on the date of the grant, in the case of non-statutory stock options.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Barry M. Schechter effective October 1, 2000. This agreement will continue until September 30, 2003 unless earlier terminated for cause. Under the agreement Mr. Schechter has the right to annual compensation of $325,000 for the first year of the agreement, $350,000 for the second year of the agreement and $375,000 for the third year of the agreement. In addition, Mr. Schechter is entitled to receive on each anniversary of the date of the agreement, an option to purchase the number of shares of common stock determined by dividing 150% of his base compensation for the prior year by the closing price of the Company's common stock on the anniversary date. The agreement states that options will be fully vested when issued and exercisable for ten years after the date of the grant. The Compensation Committee is currently discussing restructuring Mr. Schechter's employment agreement to base option grants on performance criteria. However, no such agreement has yet been reached, and the current agreement remains in effect.

         The Company entered into an employment agreement with Thomas A. Dorosewicz effective January 10, 2001. Under the agreement, Mr. Dorosewicz was paid base annual compensation of $250,000. For fiscal year 2001, he was entitled to earn a guaranteed bonus of $18,750 and an additional $18,750 performance bonus. Mr. Dorosewicz earned the full $37,500 bonus for fiscal 2001, and agreed to accept payment in shares of common stock. The Company agreed to pay the withholding taxes which were due upon this stock grant. The Company agreed that Mr. Dorosewicz would be entitled to a cash bonus upon achievement of performance targets in fiscal 2002. The Company also agreed to issue Mr. Dorosewicz 250,000 options priced at fair market value on his start date, vesting over five years, and an additional 300,000 special stock options priced at 85% of fair market value, vesting 100,000 immediately, 100,000 after six months and 100,000 after 24 months. The Company had agreed to issue additional options to Mr. Dorosewicz during fiscal 2002 based on various performance criteria. The Company also agreed to pay Mr. Dorosewicz certain relocation expenses. If the Company terminated the agreement, the agreement provided that Mr. Dorosewicz would be entitled to severance equal to six months' base salary plus bonus. If the Company terminated the agreement after one year, the agreement provided that Mr. Dorosewicz would be entitled to additional severance of one month's base salary for each year of service completed, up to a maximum of six additional months. Effective October 21, 2001, Mr. Dorosewicz resigned from his position. As a result of his resignation, the Company did not pay severance to Mr. Dorosewicz. Mr. Dorosewicz has filed a demand with the California Labor Commissioner for $256,250 in alleged unpaid severance benefits. Mr. Dorosewicz received no bonuses or additional stock options for fiscal 2002.

         On July 2, 2002, the Company entered into a separation agreement with Graham Brown. Under the terms of the agreement, Mr. Brown will remain employed by the Company through September 30, 2002 at full salary, but with reduced duties. The Company also agreed that unvested options issued to Mr. Brown to purchase 75,000 shares at $0.90 per share would fully vest, and would remain exercisable until July 2, 2004. The Company also agreed to assume Mr. Brown's automobile lease obligation and to pay Mr. Brown $8,000 for relocation costs. Mr. Brown released the Company from all claims arising from his employment.

         On February 27, 2002, the Company entered into a severance agreement with Kevin O'Neill. The Company agreed to pay Mr. O'Neill $16,667 in severance, and Mr. O'Neill agreed to release the Company from all claims arising from his employment.

         On December 3, 2001, the Company entered into a severance agreement with William Farrant. The Company agreed to pay Mr. Farrant his salary and health benefits through February 28, 2002, and Mr. Farrant agreed to release the Company from all claims arising from his employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ian Bonner and Michael Silverman served as members of the Compensation Committee during all of fiscal 2002. Neither Mr. Bonner nor Mr. Silverman has ever been an officer of the Company or any of its subsidiaries. During fiscal 2002, none of the executive officers of the Company served as a member of a compensation committee or board of directors of any entity that has one or more if its executive officers serving as a member of the Company's Compensation Committee.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
                           EXECUTIVE COMPENSATION (1)

         It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish general compensation policies for such individuals. The Compensation Committee was formed in April 1998. During the 2002 fiscal year, the Compensation Committee consisted of Ian Bonner and Michael Silverman.

         The primary compensation philosophy of the Company is to offer competitive compensation packages that reflect the technical requirements of the enterprise software business sector and reward employees for their direct contribution to the Company's overall financial performance and growth during the previous fiscal year.

         The Company measures individual and group performance on the basis of both qualitative and quantitative factors. The Company believes that the general components of compensation should include a competitive base salary, performance based bonuses where applicable and stock option grants tied to specific and group performance.


EXECUTIVE COMPENSATION:

         Base salaries are intended to be competitive with the enterprise software market and include an internal evaluation of the responsibilities of each position. Salaries for executive officers are reviewed annually. This annual review includes a detailed review of all compensation elements in relationship to the competitive market for similar executives, the Company's historic financial performance and growth and the executive's direct contribution to this performance. Other matters considered include any changes in responsibility or any exceptional contribution.

         The compensation policies for executives are designed to align salaries and bonus compensation to the individual's performance in the short term and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.

         The Company's long-term incentive program consists solely of stock option programs under which all executives and other employees are periodically granted options to purchase common stock at the fair market value on the date of the grant. The option programs are designed to provide employees with significant compensation based on overall Company performance as reflected in the stock price. Options are typically issued with ten-year lives and a three-year vesting schedule to create an incentive for long-term employment. Options are typically granted at the time of hire for new key employees and at the time of promotion for certain employees.

CHIEF EXECUTIVE OFFICER COMPENSATION:

         Barry M. Schechter, the Company's founder and Chief Executive Officer, has been employed under a three-year employment agreement that expires on September 30, 2003, unless terminated earlier for cause. Under the agreement, Mr. Schechter has the right to annual compensation of $325,000 for the first year of the agreement, $350,000 for the second year of the agreement and $375,000 for the third year of the agreement. In addition, Mr. Schechter is entitled to receive on each anniversary of the date of the agreement, an option to purchase the number of shares of common stock determined by dividing 150% of his base compensation for the prior year by the closing price of the Company's common stock on the anniversary date. The agreement states that options will be fully vested when issued and exercisable for ten years after the date of the grant. The Compensation Committee is currently discussing restructuring Mr. Schechter's employment agreement to base options grants on performance criteria.

         Compensation payments in excess of $1 million to each of the Chief Executive Officer or four other most highly compensated executive officers are subject to a limitation on deductibility for the Company under Section 162(m) of the Internal Revenue Code. Certain performance-based compensation is not subject to the limitation on deductibility. Cash compensation for the fiscal year ended March 31, 2002 to the Chief Executive Officer and the four other most highly compensated executive officers was below $1 million. The Company has issued stock options to its Chief Executive Officer and certain other of its most highly compensated executive officers. Prior to January 30, 2002, options granted to these persons did not qualify as performance-based compensation. To the extent these options are non-qualified stock options, or to the extent any of these executive officers makes a disqualifying disposition of an incentive stock option, the amount of the deduction which the Company will be entitled may be limited to the extent the ordinary income recognized by the executive together with all other compensation in a given year exceeds the $1 million limitation in Section 162(m).

COMPENSATION COMMITTEE
Ian Bonner
Michael Silverman

(1) This material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Ian Bonner and Michael Silverman served as the members of the Compensation Committee during the fiscal year ended March 31, 2002. No member of the Company's Compensation Committee during the last completed fiscal year has ever been an officer of the Company or any of its subsidiaries. During the last completed fiscal year, no executive officer of the Company served as a member of a compensation committee or board of directors of any entity that had one or more of its executive officers serving as a member of the Company's Compensation Committee.

                        REPORT OF THE AUDIT COMMITTEE (1)

         The Audit Committee operates pursuant to a written charter, which has been approved and adopted by the Board of Directors. During the fiscal year ended March 31, 2002 and as of the date of the adoption of this report, the Audit Committee was comprised of three directors, all of whom met the independence and experience requirements of Section 121(A) of the current American Stock Exchange listing standards, except that Mr. Radcliffe may not meet the definition of independence due to fees incurred during the past two fiscal years by Mr. Radcliffe and an entity affiliated with Mr. Radcliffe for financial advisory and accounting services. However, in accordance with Section 121(B)(b)(ii) of the American Stock Exchange's listing standards, the Company's Board of Directors determined that membership on the audit committee by Mr. Radcliffe is required by the best interests of the Company and its stockholders for the following reasons: (i) Mr. Radcliffe is a certified public accountant;
(ii) Mr. Radcliffe is an experienced public company officer and director, and a respected consultant in the financial services industry; and (iii) Mr. Radcliffe, by virtue of his background and duration of service on the Board of Directors and the Audit Committee, has acquired a deep understanding of the Company's operations and audit and financial reporting functions.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended March 31, 2002, including a discussion of the acceptability and quality of the accounting principles, the reasonableness of significant accounting judgments and critical accounting policies and estimates, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the acceptability and quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including those matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed those disclosures and other matters relating to independence with the auditors.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations of the Company's internal controls, and the overall quality of the Company's financial reporting. The decision to engage the Company's current independent auditors was recommended by the Audit Committee and approved by the Board of Directors.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2002.

         AUDIT COMMITTEE
         Donald S. Radcliffe
         Michael Silverman
         Ian Banner

(1) This material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                           STOCK PERFORMANCE GRAPH (1)

         The following graph shows a comparison of total stockholder return of an investment of $100 cash on September 30, 1997 through March 31, 2002 for (i) the Company's common stock, (ii) the S&P Computer Software Small Capitalization Group (through March 31, 2001), (iii) the S&P 600 Systems Software Index, and
(iv) the Russell 2000 Index. The S&P Computer Software index ceased being published in December 2001, so the Company has selected the S&P 600 Systems Software Index as its comparative published industry index for this fiscal year. The S&P 600 Systems Software Index is a small capitalization index comprised of eight systems software companies.

         All values assume reinvestment of the full amount of all dividends. No cash dividends have been declared on the Company's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                          FOR PAST FIVE FISCAL YEARS OF
                               SVI SOLUTIONS, INC.
                         TO S&P COMPUTER SOFTWARE INDEX,
                         S&P 600 SYSTEMS SOFTWARE INDEX,
                             AND RUSSELL 2000 INDEX


                      [graph of data below depicted here]

                             CUMULATIVE TOTAL RETURN

                                           9/30/97     3/31/98      3/31/99      3/31/00      3/30/01      3/28/02
                                           -------     -------      -------      -------      -------      -------
SVI................................        $100.00     $184.42      $584.42      $416.00       $43.37       $28.21
S&P Computer Software .............        $100.00      $79.61       $97.77      $179.15      $104.84
S&P 600 Systems Software...........        $100.00     $185.20      $189.80      $604.77      $296.98      $274.85
Russell 2000.......................        $100.00     $105.92       $87.62      $118.79       $99.28      $111.60


(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a description of transactions since April 1, 2001 to which the Company has been a party, in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of the Company's common stock had or will have a direct or indirect interest, other than compensation arrangements with the directors and named executive officers of the Company described above under "Executive Compensation." Certain of these transactions will continue in effect and may result in conflicts of interest between the Company and such individuals. Although these persons may owe fiduciary duties to the stockholders of the Company, there is a risk that such conflicts of interest may not be resolved in favor of the Company.

         The Company borrowed $10 million from Softline Limited ("Softline") in July 2000 in order to pay the same amount to Union Bank as a mandatory reduction of principal owing to Union Bank. In July 2001, the Company amended and restated the Softline note. The restated note was in the original principal amount of $11.4 million and accrued interest at 14% per annum. All unpaid principal and interest was due May 1, 2003, unless the Company's term loan from Union Bank of California, N.A. was not extended to November 1, 2002, in which case the note would have been due and payable on November 1, 2002. The restated note was subordinate to the Company's bank indebtedness, and the Company was not required or permitted to make any payments of principal or interest under the restated note so long as the bank indebtedness was outstanding.

         In May 2002, the Company entered into an integrated series of transactions with Softline by which:

         o The Company transferred to Softline the note received in connection with the sale of IBIS Systems Limited.

         o The Company issued to Softline 141,000 shares of newly-designated Series A Preferred Stock.

         o Softline released the Company from approximately $12.3 million then due under the promissory note to Softline.

         o Softline surrendered 10,700,000 shares of the Company's common stock held by Softline.

         In December 2000, the Company entered into an agreement to sell up to 2,941,176 common shares to a limited number of accredited investors related to ICM Asset Management, Inc. ("ICM") for cash at $0.85 per share. The Company sold 1,764,706 of such shares in December 2000, for gross proceeds of $1.5 million, and an additional 588,235 shares in January 2001, for additional gross proceeds of $0.5 million. Two of the investors exercised a right to purchase an additional 588,235 shares in February 2001 for additional gross proceeds of $0.5 million. The Company also agreed to issue to each investor a warrant to purchase one common share at $1.50 for each two common shares purchased in the private placement (aggregate warrants exercisable into 1,470,590 option shares). The Company had the right to call 50% of the warrants, subject to certain conditions, if the Company's common stock traded at a price above $2.00 per share for thirty consecutive days. The Company also had the right to call the remaining 50% of the warrants, subject to certain conditions, if the Company's common stock traded at a price above $3.00 per share for thirty consecutive days. The Company also agreed to register all of the shares sold under the purchase agreement or upon exercise of the warrants with the SEC. The agreement with the investors provided that if a registration statement was not effective on or before April 21, 2001, the Company would be obligated to issue two-year warrants to each investor, entitling the investor to purchase additional shares of our common stock at $0.85 per share. The Company filed a registration statement in January 2001 to register these shares, but it did not become effective. As of June 28, 2002, the Company had issued the investors warrants to purchase 1,249,997 shares of common stock under this agreement. At the time of these investments, none of the investors were affiliated with the Company, but ICM and related persons became greater than 5% beneficial owners of the Company's common stock as a result of such transactions.

         In May and June 2001, the Company issued a total of $1.25 million in convertible notes to a limited number of accredited investors related to ICM. The notes were originally due August 30, 2001, and required interest at the rate of 12% per annum to be paid until maturity, with the interest rate increasing to 17% after maturity. Any portion of the unpaid amount of principal and interest was convertible at any time by the investors into shares of common stock valued at $1.35 per share. The Company also agreed to issue to the investors three-year warrants to purchase 250 common shares for each $1,000 in notes purchased, at an exercise price of $1.50 per share.

         In July 2002, the terms of the notes and warrants issued to the investors related to ICM were amended. The investors agreed to replace the existing notes with new notes having a maturity date of September 30, 2003. The interest rate on the new notes was reduced to 8% per annum, increasing to 13% in the event of a default in payment of principal or interest. The Company is required to pay accrued interest on the new notes calculated from July 19, 2002, in quarterly installments beginning September 30, 2002. The investors agreed to reduce accrued interest and late charges on the original notes by $16,000, and to accept the reduced amount in shares of common stock valued at $0.41 per share. The new notes are convertible at the option of the holders into shares of common stock valued at $0.60 per share. The Company does not have a right to prepay the notes.

         The Company also agreed that the warrants previously issued to the investors to purchase an aggregate of 3,033,085 shares at exercise prices ranging from $0.85 to $1.50, and expiring on various dates between December 2002 and June 2004, would be replaced by new warrants to purchase an aggregate of 1,600,000 shares at $0.60 per share, expiring July 19, 2007. The replacement warrants are not callable by the Company.

         The Company also agreed to file a registration statement for the resale of all shares held by or obtainable by these investors. In the event such registration statement is not declared effective by the SEC within 150 days after July 19, 2002, the Company will be obligated to issue five-year penalty warrants for the purchase of 5% of the total number of registrable securities at an exercise price of $0.60 per share. The Company will be obligated to issue additional penalty warrants for each 30 day period after such date in which the registration statement is not effective. No further penalty warrants will accrue from the original registration obligation.

         In May 2001, December 2001 and May 2002, the Company borrowed $50,000, $125,000 and $70,000 from World-Wide Business Centres, a company affiliated with Donald S. Radcliffe, to meet payroll expenses. These amounts were repaid together with interest at the then-effective prime rate, promptly as revenues were received, and are paid in full as of the date of this proxy statement.

         The Company began occupying its current principal executive offices in July 2001. At that time, the premises were owned by an affiliate of then Chief Executive Officer, Thomas A. Dorosewicz. Monthly rent for these premises was set at $13,783. In April 2002, the premises were sold to an entity unrelated to Mr. Dorosewicz. As of the date of this proxy statement, the Company is negotiating the terms of a written lease with the new owner.

         During fiscal 2002, the Company paid a total of $532,770 in interest and principal to Claudav Holdings Ltd. B.V., which is deemed the beneficial owner of 20.8% of the Company's outstanding common stock as of July 31, 2002. The original loan was in the amount of $1.5 million, bore interest at the prime rate, and was used to pay a portion of the purchase price for Island Pacific in 1999. The loan was due on demand, and was paid in full as of July 29, 2002.

         The Company retains Radcliffe & Associates, an entity affiliated with Donald S. Radcliffe, to perform financial advisory services. During the fiscal year ended March 31, 2002, the Company incurred $42,000 in fees and costs to Radcliffe & Associates. The Company incurred an additional $19,000 in fees to Mr. Radcliffe for accounting services during the fiscal year ended March 31, 2002. In June 2002, the Company issued Mr. Radcliffe 75,000 shares of common stock to repay $25,000 in obligations pursuant to these arrangements.

                    OTHER MATTERS TO BE PRESENTED AT MEETING

         Management does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with their best judgment on such matters.

         Financial information for the Company's fiscal year ended March 31, 2002 is available in the Company's March 31, 2002 Report on Form 10-K as amended. The Company will provide a copy of the latest Form 10-K or a Form 10-K for a prior fiscal year without charge, to each record or beneficial owner of its common stock on the record date, if so requested. If the stockholder asks the Company to provide copies of exhibits to the Form 10-K, there will be a reasonable charge for copies of the exhibits to the report. Requests for these copies should be directed to the Company at 5607 Palmer Way, Carlsbad, California 92008, attention: Jackie O. Tran.

                                              By Order of the Board of Directors


                                              /s/ Barry M. Schechter

                                              Barry M. Schechter
                                              Chairman
August 30, 2002

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER


                               SVI SOLUTIONS, INC.

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

MEMBERSHIP:

The Audit Committee will consist of at least three (3) members, all of whom must be independent directors, as that term is defined in Section 121 of the American Stock Exchange Company Guide as then in effect. Notwithstanding the foregoing sentence, to the extent permitted by such Section 121, one director who is not independent as defined in Section 121, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. At least one member of the Committee will be required to have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, such as a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors. The Board will appoint the Chairman of the Committee. Committee members will be required to have a basic understanding of finance and accounting and to be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. The Board may fill vacancies on the Committee. The Board may remove a Committee member from the membership of the Committee at any time with or without cause.

RESPONSIBILITIES:

The Audit Committee shall:

         1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         3. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         4. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard No. 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

         5. Recommend to the Board whether, based on the review and discussions in paragraphs 2, 3 and 4 above, the audited financial statements should be included in the Company's annual report on Form 10-K.

         6. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         7. Review with management and the independent auditor the Company's quarterly financial statements prior to release of the unaudited quarterly operating results and the filing of the Form 10-Q.

         8. Review before filing any significant SEC filings for the Company, including but not limited to Securities Act Registration Statements and other filings containing, discussing or incorporating by reference financial statements of the Company or businesses acquired by the Company.

         9. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         10. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

         11. Review with management and the independent auditor compliance with new accounting and financial reporting requirements.

         12. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         13.  Approve the fees to be paid to the independent auditor.

         14. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         15. Review the appointment and replacement of the senior internal auditing executive.

         16. Review the significant reports to management prepared by the internal auditing department and management's responses.

         17. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

         18. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

         19. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements, including the Foreign Corrupt Practices Act, and Company policies.

         20. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

              a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

              b. Any changes required in the planned scope of the internal audit.

              c. The internal audit department responsibilities, budget and staffing.

         21. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         22. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with Company policies.

         23. Review related party transactions for potential conflicts of interest.

         24. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         25. Review with management significant findings during the year including the status of previous audit recommendations.

In addition to the above responsibilities, the Audit Committee will undertake such other duties and oversight functions as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or Company policies.

MEETINGS/ADVISORS:

The Audit Committee shall meet at least four (4) times each year to review quarterly and annual submissions as required by the SEC and to perform its other responsibilities as stated above. A majority of the Committee members will be a quorum for the transaction of business. The action of the majority of those present at a meeting at which a quorum is present will be the act of the Committee.

The Chief Financial Officer will be the management liaison to the Committee and should be available during all meetings of the Committee to attend if requested by the Committee. Other management shall attend Committee meeting if their attendance is requested in advance.

The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

The Audit Committee will meet separately with the Company's Chief Executive Officer, Chief Financial Officer and the independent auditors in separate executive sessions at least annually to review the financial affairs of the Company.

The Audit Committee will have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

MINUTES/REPORT:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors at the Board's next scheduled meeting following the Committee meeting.

The Audit Committee will record its summary of recommendations to the Board in written form which will be incorporated as a part of the minutes of the Board of Directors meetings at which those recommendations are presented.

                                   APPENDIX 1

                               SVI SOLUTIONS, INC.
                            1998 INCENTIVE STOCK PLAN
                         EFFECTIVE AS OF AUGUST 27, 2002


1.       PURPOSES.

         (a) The purpose of this 1998 Incentive Stock Plan is to provide a means by which Employees, Directors and Consultants of the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the common stock of the Company through the granting of (i) incentive stock options, (ii) non-statutory stock options, (iii) stock bonuses, (iv) rights to purchase stock, and (v) stock appreciation rights.

         (b) The Company, by means of this 1998 Incentive Stock Plan, seeks to retain the services of persons who are now Employees, Directors, or Consultants of the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

         (c) The Company intends that the Stock Awards issued under this Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6, including Incentive Stock Options and Non-statutory Stock Options, (ii) Stock bonuses or rights to purchase Stock granted pursuant to Section 7, or (iii) Stock appreciation rights granted pursuant to Section 8. All Options shall be separately designated Incentive Stock Options or Non-statutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b) "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

         (e) "COMPANY" means: SVI Solutions, Inc. a Delaware corporation, formerly known as SVI Holdings, Inc., a Nevada corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(ii) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render services and who is compensated for such services; provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS OF EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave. For purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed ninety (90) days, unless re-employment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, its Affiliates or its successor.

         (i) "COVERED EMPLOYEE" means the chief executive officer and the four
(4) other highest compensated Officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j) "DIRECTOR" means a member of the Company's Board of Directors.

         (k) "DISABILITY" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

         (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (m) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (n) "FAIR MARKET VALUE" means the average of the high and low sale prices per share of Stock on the American Stock Exchange, composite tape or other recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, the average high and low sale prices on the last previous day on which a sale is reported.

         (o) "FAMILY MEMBER" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Employee's or Consultant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Employee or Consultant) control the management of assets, and any other entity in which these persons (or the Employee or Consultant) own more than fifty percent of the voting interests, including any changes as may be made from time to time to the definition of "Family Member" as promulgated by the Securities and Exchange Commission in connection with the general instructions for Form S-8 promulgated under the Securities Act of 1933, as amended, or any successor form.

         (p) "INCENTIVE STOCK OPTION" means an Option granted pursuant to the Plan which is designated as an incentive stock option by the Board, and qualifies as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (q) "INDEPENDENT STOCK APPRECIATION RIGHT" means a right granted under subsection 8(b)(iii) of the Plan.

         (r) "NON-EMPLOYEE DIRECTOR" means a Director of the Company who either
(i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933, as amended ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

         (s) "NON-STATUTORY STOCK OPTION" means an Option granted pursuant to the Plan which is not an Incentive Stock Option.

         (t) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (u) "OPTION" means an option to purchase Stock granted pursuant to the Plan.

         (v) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

         (w) "OPTION PRICE" shall mean the price per share of Stock to be paid by the Optionee upon exercise of the Option and as set forth in the Option Agreement.

         (x) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

         (y) "OUTSIDE DIRECTOR" means a Director of the Company who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the

Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (z) "PARTICIPANT" means an Employee, Director or Consultant who receives a Stock Award.

         (aa) "PLAN" means this 1998 Incentive Stock Plan, as may be amended from time to time.

         (bb) "RULE 16B-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (cc) "STOCK" shall mean the $0.0001 par value common stock of the Company.

         (dd) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (ee) "STOCK AWARD" means any right granted under the Plan, including any Option, any Stock Bonus, any Stock Purchase Right, and any Stock Appreciation Right.

         (ff) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award grant. The Stock Award Agreement is subject to the terms and conditions of the Plan.

         (gg) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted under subsection 8(b)(i) of the Plan.

3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee or Committees, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Non-statutory Stock Option, a Stock Bonus, a Stock Purchase Right, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Stock pursuant to a Stock Award, whether a person shall be permitted to receive Stock upon exercise of an

Independent Stock Appreciation Right; and, subject to subsection 4(d), the number of shares with respect to which Stock Awards shall be granted to each such person.

                  (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (iii) To amend the Plan as provided in Section 14.

                  (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

         (c) The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. A Committee may consist solely of two (2) or more Outside Directors, and/or solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one (1) or more members of the Board who are not Outside Directors, the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one (1) or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 13 relating to adjustments upon changes in Stock, the Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate six million one hundred sixty seven thousand eight hundred seventy two (6,167,872) shares. The number of shares available shall be adjusted as provided in Section 13. Stock issued under any other stock option plan of the Company shall not be counted against the maximum number of shares that can be issued under the Plan. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the Stock not purchased under such Stock Award shall again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The Stock subject to the Plan may be unissued shares or reacquired shares.

         (c) The number of shares of Stock available for issuance under the Plan shall automatically increase on the first trading day in each fiscal year during the term of the Plan, beginning with the fiscal year ending March 31, 2003, by an amount equal to the least of (i) 2% of the total number of shares of Stock outstanding on the last trading day of the immediately preceding fiscal year;
(ii) 600,000 shares of Stock; or (iii) an amount determined by the Board.

         (d) No one person participating in the Plan may receive Stock Awards for more than 1,000,000 shares of Stock in the aggregate per calendar year.

5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

         (b) A Director or Officer shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director or Officer as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to the Director or Officer: (i) the Board has approved the grant of the Stock Awards; (ii) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of two or more Non-Employee Directors; or (iii) the grant otherwise complies with the requirements of Rule 16b-3.

         (c) No person shall be eligible for the grant of an Option if, at the time of grant, such person owns (or is deemed to own pursuant to Code Section 424(d)) Stock possessing more than ten (10%) percent of the total combined voting power of all classes of capital stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten (110%) percent of the Fair Market Value of the Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the grant date.

6.       OPTION PROVISIONS.

    Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions of the Plan by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted; provided that an Option granted to a person possessing ten (10%) percent or more of the combined voting power of all classes of capital stock of the Company or its Affiliates shall have a term not exceeding five (5) years.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. The exercise price of each Non-statutory Stock Option shall be not less than eighty-five (85%) of the Fair Market Value of the Stock subject to the Option on the date the Option is granted. Despite the previous two sentences, the purchase price for Options granted to a person who possesses more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or its Affiliates shall be at least one hundred ten percent (110%) of the Fair Market Value of the Stock at the date of grant.

         (c) CONSIDERATION. The Option Price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (1) in cash at the time the Option is exercised, or (2) at the discretion of the Board, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Stock of the Company valued at Fair Market Value as provided herein) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) an agreement with the Company whereby a portion of the Optionee's Options are terminated, and where the Built in Gain on any Options which are terminated as part of the agreement equals the aggregate Option Price of the Option being exercised.

The Board may permit deemed or constructive transfer of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Board may take any necessary or appropriate steps in order to facilitate the payment of the Option Price. The Board, in its sole and exclusive discretion, may require satisfaction of any rules or conditions in connection with paying the Option Price at any particular time, in any particular form, or with the Company's assistance.

In the event the Board determines in its sole discretion to provide an Optionee with a deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Internal Revenue Code of 1986, of any amounts other than amounts stated to be interest under the deferred payment arrangement. "Built in Gain" means the excess of the aggregate Fair Market Value of Stock subject to an Option otherwise issuable on exercise of a terminated Option over the aggregate Option Price otherwise due the Company on such exercise. If Stock used to pay any Option Price is subject to any prior restrictions imposed in connection with any stock option or stock purchase plan or agreement of the Company (including this Plan), an equal number of the shares of Stock acquired on exercise shall be made subject to such prior restrictions in addition to any further restrictions imposed on the Stock by the terms of the particular Agreement or by the Plan.

         (d) TRANSFERABILITY. To the extent required by Code Section 422, Options, (or the rights of Optionees pursuant to the Agreement), shall not be transferable in any manner, whether voluntary or involuntary, except by will or the law of descent and distribution. A Non-Qualified Stock Option may be transferred: (i) by gift to a Family Member; (ii) under a domestic relations order in settlement of marital property rights; and (iii) to any entity in which more than fifty percent of the voting interests are owned by Family Members (or the Employee or Consultant) in exchange for an interest in that entity. An attempted non-permitted transfer shall be void and shall immediately terminate the Option.

         (e) VESTING. The total number of shares of Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) of the total number of shares subject to the Option per year. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, to give written assurances satisfactory to the Company, if any, that are necessary to ensure compliance with federal securities laws. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

         (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than "for cause", or upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period shall not be less than three (3) months from the date of such termination), and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates "for cause," the right to exercise the Option shall immediately cease.

         (h) DISABILITY OF OPTIONEE. If an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board (which period from the date of such termination shall not be less than one (1) year, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by the Option shall revert to the Plan.

         (i) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised, at any time within such period as is determined by the Board (which period shall not be less than twelve (12) months following the date of death) by the personal representative of the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, and only to the extent the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

         (j) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Stock otherwise issuable to the Optionee as a result of the exercise of the Option; or (3) delivering to the Company unencumbered shares of Stock owned by Optionee.

7.       TERMS OF STOCK BONUSES AND STOCK PURCHASES.

     Each Stock Bonus or Stock Purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Bonus or Stock Purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or Stock Purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each Stock Purchase agreement shall be such amount as the Board shall determine and designate in such agreement (which purchase price shall in any event be not less than eighty-five (85%) percent of the Fair Market Value of the Stock on the date such award is made), provided that the purchase price shall be one hundred (100%) percent of the Fair Market Value of the Stock on the date the award is made, in the case of any person who owns Stock possessing more than ten (10%) percent of the total combined voting power of all classes of capital stock of the Company or its Affiliates.

         (b) TRANSFERABILITY. Rights under a Stock Bonus or Stock Purchase agreement shall not be transferable in any manner, whether voluntary or involuntary, except by will or the law of descent and distribution. Rights under a Stock Bonus or Stock Purchase agreement may be transferred: (i) by gift to a Family Member; (ii) under a domestic relations order in settlement of marital property rights; and (iii) to any entity in which more than fifty percent of the voting interests are owned by Family Members (or the Employee or Consultant) in exchange for an interest in that entity. An attempted non-permitted transfer shall be void and shall immediately terminate the rights.

         (c) CONSIDERATION. The purchase price of Stock acquired pursuant to a Stock Purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the Stock is sold; or (iii) in any other form of legal consideration (including shares of previously owned Stock) that may be acceptable to the Board in its discretion.

         (d) VESTING. Shares of Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

         (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Stock held by that person which have not vested as of the date of termination under the terms of the Stock bonus or Stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) The Board shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees, Directors or Consultants of the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of Stock.

         (b) three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                  (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem Rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of Stock and the surrender, in whole or in part, of the Option for an appreciation distribution equal to the excess of (A) the Fair Market Value (on the date of Option surrender) of vested shares of Stock purchasable under the surrendered Option over (B) the aggregate exercise price payable for those shares.

                  (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such Concurrent Right shall be entitled upon exercise of the underlying Option shall be in an amount equal to the excess of (A) the aggregate Fair Market Value (at date of exercise) of the vested shares purchased under the underlying Option with such Concurrent Rights over (B) the aggregate exercise price paid for those shares.

                  (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of
(A) the aggregate Fair Market Value (at the date of exercise) of a number of shares of Stock equal to the number of vested share equivalents exercised at such time (as described in subsection 8(c)(iii)(B)) over (B) the aggregate Fair Market Value of such number of shares of Stock at the date of grant.

         (c) The terms and conditions applicable to each Tandem Right, Concurrent Right and Independent Right shall be as follows:

                  (i) TANDEM RIGHTS.

                           (A) Tandem Rights may be tied to either Incentive
Stock Options or Non-statutory Stock Options. Each Tandem Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Stock Option, they shall satisfy any applicable Treasury Regulations so as not to disqualify the Option as an Incentive Stock Option under the Code.

                           (B) The appreciation distribution payable on the
exercised Tandem Right shall be in cash in an amount equal to the excess of (I) the Fair Market Value (on the date of the Option surrender) of the number of shares of Stock covered by that portion of the surrendered Option in which the Optionee is vested over (II) the aggregate exercise price payable for those vested shares.

                  (ii) CONCURRENT RIGHTS.

                           (A) Concurrent Rights may be tied to any or all of
the shares of Stock subject to any Incentive Stock Option or Non-statutory Stock Option grant made under the Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains.

                           (B) A Concurrent Right shall be automatically
exercised at the same time the underlying Option is exercised with respect to the particular shares of Stock to which the Concurrent Right pertains.

                           (C) The appreciation distribution payable on an
exercised Concurrent Right shall be in cash in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of
(I) the aggregate Fair Market Value (on the Exercise Date) of the vested shares of Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (II) the aggregate exercise price paid for those shares.

                  (iii) INDEPENDENT RIGHTS.

                           (A) Independent Rights shall, except as specifically
set forth below, be subject to the same terms and conditions applicable to Non-statutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents.

                           (B) The appreciation distribution payable on the
exercised independent Right shall be in an amount equal to the excess of (I) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company Stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (II) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company Stock.

                           (C) The appreciation distribution payable on the
exercised Independent Right may be paid, in the discretion of the Board, in cash, in shares of Stock or in a combination of cash and Stock. Any shares of Stock so distributed shall be valued at Fair Market Value on the date the Independent Right is exercised.

                  (iv) TERMS APPLICABLE TO TANDEM RIGHTS, CONCURRENT RIGHTS AND INDEPENDENT RIGHTS.

                           (A) To exercise any outstanding Tandem, Concurrent or
Independent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing the right.

                           (B) If a Tandem, Concurrent, or Independent Right is
granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a "Section 16(b) Insider"), then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of the right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3.

                           (C) No limitation shall exist on the aggregate amount
of cash payments the Company may make under the Plan in connection with the exercise of Tandem, Concurrent or Independent Rights.

9.       CANCELLATION AND RE-GRANT OPTIONS AND CANCELLATION AND RESCISSION OF
         AWARDS.

         (a) The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, (i) the re-pricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or (ii) the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Stock, but having an exercise price per share not less than eighty-five (85%) percent of the Fair Market Value (one hundred (100%) percent of the Fair Market Value in the case of an Option or, in the case of a ten (10%) percent shareholder (as described in subsection 5(c)), not less than one hundred ten (110%) percent of the Fair Market Value) per share of Stock on the new grant date.

         (b) Unless the Stock Award Agreement specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Stock Award at any time if the Participant is not in compliance with all applicable provisions of the Stock Award Agreement and the Plan, or if the Participant engages in any "Detrimental Activity." For purposes of this subsection 9(b), "Detrimental Activity" shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company's business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company's confidential information or similar agreement, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company's confidential information or similar agreement, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant's employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including but not limited to the Company's business conduct or similar guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

         (c) In connection with subsection 9(b) herein, upon exercise, payment or delivery pursuant to a Stock Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant engages in a Detrimental Activity prior to, or during the six months after, any exercise, payment or delivery pursuant to a Stock Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.

10.      COVENANT OF THE COMPANY.

     During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Stock required to satisfy such Stock Awards up to the number of shares of Stock authorized under the Plan

11.      USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of Stock pursuant to Stock Awards shall constitute general funds of the Company.

12.      MISCELLANEOUS.

         (a) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

         (b) Throughout the term of any Option granted pursuant to the Plan, the Company shall make available to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, such financial and other information regarding the Company as comprises the annual report to the stockholders of the Company provided for in the bylaws of the Company.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, or the relationship as a Director or Consultant of any Director or Consultant with or without cause.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

13.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the Stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of Stock subject to outstanding Stock Awards.

         (b) In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation or (2) a reverse merger in which the Company is the surviving corporation but the shares of Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards, or to substitute similar awards for those outstanding under the Plan, the Stock Awards shall be terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any Stock Awards outstanding under the Plan shall terminate if not exercised prior to such event.

14.      AMENDMENT OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Stock, any amendments shall be approved by the shareholders of the Company where required by law.

         (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance with the Code.

         (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Plan shall terminate ten (10) years following its effective date. Despite the preceding sentence, the Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

16.      EFFECTIVE DATE OF PLAN.

     The Plan shall become effective upon the later of the date it is first adopted by the Board or approved by the Company's shareholders.

                                  PLAN HISTORY
                                  ------------

October 5, 1998            Board adopts Plan.

November 2, 1998           Shareholders approve Plan.

August 18, 2000            Board adopts amended Plan.

September 21, 2000         Shareholders approve amendments to Section 4 of Plan.

March 1, 2001              Plan assumed by SVI Solutions, Inc. in
                              reincorporation merger.

August 27, 2002            Board adopts amended Plan.

September 19, 2002         Shareholders approve amendments to Section 4 of Plan
                              (pending).

                               SVI SOLUTIONS, INC.
                                 5607 Palmer Way
                               Carlsbad, CA 92008
                                 (877) 784-7978

                    _________________________________________


                                      PROXY

                    _________________________________________

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 19, 2002

                    _________________________________________

                           THIS PROXY IS SOLICITED BY
                            THE BOARD OF DIRECTORS OF
                               SVI SOLUTIONS, INC.

                    _________________________________________

         The undersigned stockholder of SVI Solutions, Inc., a Delaware corporation, hereby appoints Barry M. Schechter, Chief Executive Officer and Chairman of the Board, or in his absence, Jackie O. Tran, Controller, my proxy to attend and represent me at the annual meeting of the stockholders of the corporation to be held on September 19, 2002 at 9 A.M. (PT), and at any adjournment thereof, and to vote my shares on any matter or resolution which may come before the meeting and to take any other action which I could personally take if present at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1.       ELECTION OF DIRECTORS

Management has nominated the following seven persons to stand for election. You may vote "for" or you may withhold your vote from any of those persons nominated.

         a.       Barry M. Schechter        For               _____
                                            Withhold          _____

         b.       Arthur S. Klitofsky       For               _____
                                            Withhold          _____

         c.       Donald S. Radcliffe       For               _____
                                            Withhold          _____

         d.       Ivan M. Epstein           For               _____
                                            Withhold          _____

         e.       Michael Silverman         For               _____
                                            Withhold          _____

         f.       Ian Bonner                For               _____
                                            Withhold          _____

         g.       Robert P. Wilkie          For               _____
                                            Withhold          _____

2.       APPROVE AMENDMENTS TO 1998 INCENTIVE STOCK PLAN

         Amendments to the 1998 Incentive Stock Plan ("1998 Plan") to increase the number of shares reserved under the 1998 Plan by 1,000,000 shares, and to increase the number of stock awards that may be granted to any one participant in any calendar year under the 1998 Plan from 500,000 shares to 1,000,000 shares.

For _______________        Against _______________   Abstain _______________

3.       ENGAGEMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         Ratification of the continued engagement of Singer Lewak Greenbaum & Goldstein LLP as the Company's independent public accountants and auditors for the fiscal year ending March 31, 2003.

For _______________        Against _______________   Abstain _______________

Failure to check any of these boxes for each proposal will give Barry M. Schechter or Jackie O. Tran the authority to vote the proxy at his or her discretion. This Proxy gives discretionary authority to my proxy to vote for me on such other matters as may properly come before this meeting.


                                    Number of Shares Owned:____________

                                    Dated:_____________________________



                                             -----------------------------------

                                             -----------------------------------
                                                          SIGNATURE(S)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

YOUR VOTE IS IMPORTANT. Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States